EXHIBIT 99.2

Andrea Electronics Corporation Completes Private Placement of Convertible Notes

    LONG ISLAND CITY, N.Y., July 22 /PRNewswire/ -- Andrea Electronics Corporation (Amex: AND) announced today that it has issued and sold in a private placement, $10,753,000 aggregate principal amount of 6% Convertible Notes ("Notes") due June 10, 2000. The Notes will be convertible into shares of the Company's common stock at a conversion price equal to the average of the two lowest closing prices of the Common Stock during the 30 trading days preceding any date of conversion, subject to a maximum conversion price of $16.125 per share. The Notes become convertible on the earlier of October 8, 1998 and the effectiveness of a registration statement under the Securities Act of 1933, as amended, covering the sale of the shares of Common Stock into which the Notes are convertible, which registration statement the Company is obligated to file. At the option of the Company, interest will be payable in the form of cash or shares of Common Stock at the conversion price then in effect. The maximum number of shares issuable upon conversion is 2,100,000 shares. The Company will use the proceeds from the issuance of the Notes for costs associated with technology acquisition and development, tooling costs, relocation costs, a new management information system, and working capital requirements.

    Neither the Notes nor the Common Stock issuable upon the conversion of the Notes have been registered under the Securities Act of 1933, as amended (the "Securities Act"), and may not be offered or sold in the United States except pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act.

    This press release shall not constitute an offer to sell or the solicitation of an offer to buy the Notes or the Common Stock issuable upon conversion of the Notes. This press release is being issued pursuant to and in accordance with Rule 135c under the Securities Act.

    Andrea Electronics Corporation designs, develops and manufactures audio technologies and products for applications incorporating natural language voice interfaces. The Company's patented Active Noise Cancellation
(ANC) microphone and Active Noise Reduction (ANR) earphone technologies have been incorporated into the Company's product lines. These product lines include headsets, handsets and microphones, marketed under the Andrea VoiceSolutions(TM), QuietWare(TM) and Andrea Anti-Noise(TM) trademarks, that eliminate background noise and ensure voice clarity to enhance the performance of speech-driven computer applications. Applications for the Company's technologies include: speech recognition programs, Internet telephony, video/audio conferencing and interactive gaming. Key OEM and software publisher customers and strategic partners of Andrea Electronics include:
Microsoft Corporation, IBM Corporation, Lernout & Hauspie Speech Products, Dragon Systems, NEC, Mpath, Mulitude, IDT Corporation, HyperGraphics and ILINC.

    This press release contains "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve known and unknown risks, uncertainties or other factors that could cause actual results, performance or achievements of the Company to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Factors that might cause such a difference include, but are not limited to, those discussed under the heading "Cautionary Statement Regarding Forward-Looking Statements" included in the Management's Discussion and Analysis of Financial Condition and Results of Operations in the Company's Annual Report on Form 10-K and in the Company's Annual Report to Stockholders, and in documents subsequently filed by the Company with the Securities and Exchange Commission.


SOURCE  Andrea Electronics Corporation


CONTACT: Molly M. Jahncke, mjahncke@andreaelectronics.com, or
Carolynne O'Grady, cogrady@andreaelectronics.com, Corp.
Communications of Andrea Electronics Corporation, 800-442-7787;
or General Info, Michael Lawson or Paula Schwartz, Analyst Info,
Joel Herskovitz, or Media Info, Judith Sylk- Siegel,
212-661-8030, all of The Financial Relations Board



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